Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of all subsidiaries of the Registrant.
      Name                                                      Jurisdiction of
                                                                Incorporation
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      Cecil Federal Bank                                        Maryland
      Subsidiaries of Cecil Federal Bank:
           Cecil Service Corporation                            Maryland
           Cecil Financial Services Corporation                 Maryland